Exhibit 10.2

FOURTH AMENDMENT TO LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of July 5, 2024, is made by SHWZ Altmore, LLC, a Delaware limited liability company (“Lender”), GGG Partners, LLC, a Georgia limited liability company (“Collateral Agent”), and Mesa Organics Ltd., a Colorado limited liability company (“Purplebee’s”), in its capacity as Administrative Agent for the Borrowers under that certain Loan Agreement (as defined below).

A.            Lender, Collateral Agent, and Borrowers have entered into that certain Loan Agreement, dated as of February 26, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Loan Agreement) whereby Lender has made loans and other financial accommodations to the Borrowers.

B.            The Borrowers have requested that Lender and Collateral Agent make certain modifications to the Loan Agreement, and, subject to the terms and conditions set forth herein, the Lender and Collateral Agent are willing to make such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Effectiveness. The effectiveness of the provisions of Section 2 of this Amendment is subject to the satisfaction of the conditions further described in Section 4 of this Amendment.

2.            Amendments to the Loan Agreement.      The Loan Agreement shall be amended as follows:

a.	The following defined term in Section 1.01 of the Loan Agreement is amended and restated as follows:

“Maturity Date” means November 28, 2025.

b.	The following defined term is added to Section 1.01 of the Loan Agreement:

“Nuevo Holding Note” means that certain promissory note issued by Nuevo Holding, LLC to Reynold Greenleaf & Associates LLC, dated February 8, 2022, as amended on July 3, 2024.

c.	Section 2.03(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(b) Principal Payments. Commencing with the Interest Payment Date corresponding to the first Business Day of June 2024, the Borrowers shall repay the aggregate outstanding principal amount of the Loan in consecutive quarterly installments on each Interest Payment Date in an amount equal to $300,000.00; provided, however, that the principal payment required to be made on the Interest Payment Date corresponding to the first Business Day of June 2024 shall be required to be made on July 3, 2024.

d.	Subsection (d) is hereby added directly after subsection (c) of Section 2.09 of the Loan Agreement:

(d)          Administrative Fee. Commencing with the Interest Payment Date corresponding to the first Business Day of June 2024, the Borrowers agree to pay Lender an administrative fee (the, “Administrative Fee”) in an amount equal to $75,000.00 on each Interest Payment Date (other than the Maturity Date); provided, however, that the Administrative Fee required to be made on the Interest Payment Date corresponding to the first Business Day of June 2024 shall be required to be made on July 3, 2024. Notwithstanding the foregoing, in the event Borrowers make a principal payment on any Interest Payment Date in amount equal to or greater than $750,000.00, then the Administrative Fee shall not be payable by Borrowers on such Interest Payment Date.

3.	Fees.

a.            Amendment Fee. Concurrently with the execution of this Amendment, Borrowers shall pay to Lender an amendment fee of $120,000, which fee shall be deemed fully earned and nonrefundable upon the execution of this Amendment.

b.            Legal Fee. Borrowers further agree to pay Lender concurrently with the execution of this Amendment, legal fees, costs and expenses incurred by Lender in connection with this Amendment in the amount of $3,000.

4.            Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions:

a.            All representations and warranties made herein shall be true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date;

b.            Lender and Collateral Agent shall have received this Amendment, duly executed and delivered by Purplebee’s; and

c.            Borrowers shall have paid to Lender the fees and costs required hereby.

5.            Representations and Warranties.      Purplebee’s hereby represents and warrants to Lender and Collateral Agent as follows:

a.            Purplebee’s has all requisite power and authority to execute and deliver this Amendment, and the Borrowers have all requisite power and authority to perform all of their obligations hereunder, and this Amendment has been duly executed and delivered by Purplebee’s and constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its respective terms, except as may be limited by principles of equity, bankruptcy laws and laws applicable to creditor rights or collection of debtors obligations generally.

b.            The execution and delivery of this Amendment by Purplebee’s and the performance by Borrowers of this Amendment has been duly authorized by all necessary organizational action and does not (1) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (2) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the organizational documents of such Borrower, or (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

c.            After giving effect to this Amendment, all of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects except for schedules which have not been updated and Section 5.14 (other than those representations and warranties that are expressly qualified by a material adverse effect or other materiality qualification, in which case such representations and warranties shall be true and correct in all respects and provided that any updates to the schedules and the breach of Section 5.14 are not, in the aggregate, materially adverse to Borrowers) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

d.            Purplebee’s (or its Affiliates) has amended the Nuevo Holding Note to cause the maturity date of the Nuevo Holding Note to be not earlier than the Maturity Date.

6.            No Waiver. No course of dealing heretofore or hereafter between Lender or Collateral Agent and Borrowers and no failure or delay on the part of Lender or Collateral Agent in exercising any rights or remedies under the Loan Agreement, the other Loan Documents or this Amendment or existing at law or in equity shall operate as a waiver of any right or remedy of Lender or Collateral Agent with respect to the Obligations.

7.            Release and Indemnity. In consideration of the agreement of Lender and Collateral Agent to amend the Loan Agreement hereunder, each Borrower hereby releases, discharges and acquits forever the Lender and Collateral Agent and any of their officers, directors, servants, agents, employees and attorneys, past and present, from any and all claims, demands and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, arising out of or relating to the loans evidenced by the Loan Agreement, as hereby modified, or Lender’s administration of same or any other actions taken pursuant to the Loan Agreement or under any other documents or instruments evidencing loans made by Lender to Borrowers or the administration of same through the date hereof. Borrowers hereby further indemnify and hold Lender and Collateral Agent, any officers, directors, servants, agents, employees and attorneys of Lender or Collateral Agent, past or present, harmless from any and all such claims, demands and causes of action by any Borrower, through or under any Borrower, said indemnity to cover all losses, expenses incurred by the Lender or Collateral Agent, their officers, directors, servants, agents, employees or attorneys, past or present, in connection with any such claims, demands, or causes of action, including all attorneys’ fees and costs.

8.	Miscellaneous.

a.            Except as specifically modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers in all respects.

b.            The execution and delivery of this Amendment and performance of the Loan Agreement shall not, except as expressly provided herein, constitute a waiver of any other provision of, or operate as a waiver of any right, power or remedy of the Lender or Collateral Agent under, the Loan Agreement or any of the other Loan Documents, except as expressly waived hereunder.

c.            If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.

d.            Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

e.            Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, and the parties to this Amendment consent to conduct the transactions contemplated hereunder by electronic means.

f.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

9.            Loan Documents; Default. This Amendment is a Loan Document as defined in the Loan Agreement, and the provisions of the Loan Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference. Any breach of, or default under, the terms, conditions, or provisions of this Amendment by Borrowers shall constitute an Event of Default under the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ADMINISTRATIVE BORROWER:

MESA ORGANICS, LTD merged into

PBS HOLDCO, LLC a Colorado limited liability company
By: Medicine Man Technologies, Inc. dba Schwazze, as its Sole Member

By:
Name: Forrest Hoffmaster
Title: Interim Chief Executive Officer

LENDER:

SHWZ ALTMORE, LLC, a Delaware limited liability company

By:
Name: Hyung-Jin Patrick Kim
Title: Manager

COLLATERAL AGENT:

GGG PARTNERS, LLC, a Georgia limited liability company

By:
Name: Richard Gaudet
Title: Partner

[Signature Page to Amendment to Loan Agreement]